Exhibit 99.1

INVESTOR CONTACT: Avelina Kauffman Websense, Inc. (858) 320-9364 akauffman@websense.com	MEDIA CONTACT Patricia Hogan Websense, Inc. (858) 320-9393 phogan@websense.com

NEWS RELEASE

Websense Reports Third Quarter 2012 Results

SAN DIEGO—October 23, 2012—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the third quarter of 2012.

“In the third quarter, we had double-digit growth in sales to new customers and we started to see a recovery in our international sales territories, with sales outside the U.S. growing by 14 percent,” said Gene Hodges, Websense® CEO.  “While our customer retention rates remain solid, we were negatively impacted by fewer upgrades from our installed base in the U.S. Looking ahead, we see good opportunities to upgrade our customers and increase new customer sales. The need and awareness for content security is increasing, and security experts recognize we have the best solutions to protect against data theft and advanced attacks.”

Third Quarter 2012 GAAP Financial Highlights

•	Revenues of $90.4 million, compared with $92.1 million in the third quarter of 2011.

•	Software and service revenues of $82.3 million, compared with $81.8 million in the third quarter of 2011.

•
Appliance revenues of $8.1 million, which consisted of approximately $6.6 million in current-period appliance sales and approximately $1.5 million of deferred appliance revenue primarily from pre-2011 appliance sales, compared with $10.3 million of appliance revenues in the third quarter of 2011, which consisted of approximately $7.7 million in current-period appliance sales and the remainder from deferred appliance revenue primarily from pre-2011 appliance sales.

•	Operating income of $13.8 million, compared with $13.7 million in the third quarter of 2011.

•	Provision for income taxes of $4.6 million, compared with $5.4 million in the third quarter of 2011.

•	Net income of $8.5 million, or 23 cents per diluted share, compared with net income of $8.1 million, or 20 cents per diluted share, in the third quarter of 2011.

•	Weighted average diluted shares outstanding of 36.8 million, compared with 40.4 million in the third quarter of 2011.

•
Cash flow from operations of $5.6 million, compared with $16.7 million in the third quarter of 2011. Cash flow from operations includes one-time tax payments of $14.7 million relating to the company's settlement with the U.S. Internal Revenue Service of certain audit adjustments for tax years 2005 through 2007. The company had expected these payments to total $15 to $16 million in the third quarter.

•	Quarter-end accounts receivable of $54.4 million, compared with $59.8 million at the end of the third quarter of 2011 and $61.8 million at the end of the second quarter of 2012.

•	Days billings outstanding of 60 days, compared with 64 days at the end of the third quarter of 2011 and 65 days billings outstanding at the end of the second quarter of 2012.

•
Deferred revenue of $370.7 million, an increase of $0.9 million compared with deferred revenue of $369.8 million at the end of the third quarter of 2011. Deferred revenue at the end of the third quarter of 2012 included $5.8 million from extended warranties and pre-2011 appliance sales, a decrease of $5.8 million from the year ago period. Deferred revenue from pre-2011 appliance sales will continue to decrease quarterly.

Third Quarter 2012 Non-GAAP1 Financial Highlights

•
Billings of $81.5 million, a decrease of three percent compared with the third quarter of 2011. Currency exchange rates had a negative impact on billings of approximately $1.9 million in the third quarter of 2012 compared with the prevailing exchange rates in effect during the third quarter of 2011.

•	TRITON™ solution billings of $49.4 million, an increase of nine percent compared with the third quarter of 2011.

•
Non-GAAP operating income of $20.3 million, compared with non-GAAP operating income of $21.8 million in the third quarter of 2011. Non-GAAP operating margin in the third quarter of 2012, calculated as a percentage of revenues, was 22.4 percent, compared with 23.7 percent in the third quarter of 2011.

•
Billings-based operating margin of 14.8 percent, compared with billings-based operating margin of 17.9 percent in the third quarter of 2011. Billings-based operating margin is calculated like revenue-based non-GAAP operating margin, but is computed using billings as the top-line measure and excludes deferred appliance costs to match current period sales activities with current period costs.

•
A non-GAAP tax provision of $3.7 million, based on a long-term effective tax rate of 19 percent, compared with a non-GAAP tax provision of $3.8 million, based on an effective tax rate of 17.7 percent, in the third quarter of 2011.

•	Non-GAAP net income of $15.9 million, or 43 cents per diluted share, compared with $17.9 million, or 44 cents per diluted share, in the third quarter of 2011.

Summary Metrics

Millions, except percentages, number of transactions, duration, and days billings outstanding	Q3'12	Q3'11	Y/Y Chg
Total billings	$81.5	$84.3	-3%
U.S. billings	$39.3	$47.2	-17%
International billings	$42.2	$37.1	14%
TRITON solution billings[2]	$49.4	$45.3	9%
Appliance billings	$6.9	$8.0	-14%
Number of transactions > $100K	144	132	9%
Average contract duration (months)	24.1	23.1	4%
Days billings outstanding (DSOs)	60	64	-4 days
Cash and cash equivalents	$57.6	$75.6	-24%
Balance on revolving credit facility	$68.0	$73.0	-7%
Share repurchases ($)	$2.9	$25.0	-88%

1.
A detailed description of the company's non-GAAP financial measures appears under "Non-GAAP Financial Measures" and a full reconciliation of GAAP to non-GAAP results is included at the end of this news release in the tables "Reconciliation of GAAP to Non-GAAP Financial Measures."

2.
TRITON solutions include the TRITON family of security gateways for web, email, mobile, and data security (including related appliances and technical support subscriptions), Websense Data Security Suite and cloud-based security solutions. Non-TRITON solutions include web filtering products, including Websense Web Filtering, Websense Web Security Suite and related appliances, plus SurfControl email security products.

Outlook for the Fourth Quarter and Fiscal Year 2012
Websense provides guidance on anticipated financial performance for the year based on an assessment of the current business environment, historical seasonal business trends, and prevailing exchange rates between the U.S. dollar and other major currencies. Annual guidance is updated each quarter with the release of quarterly results. In providing guidance, the company emphasizes that all forward-looking statements are based on current expectations, including average contract duration between 23 and 24 months and prevailing currency exchange rates of $1.29 for the Euro and $1.61 for the Pound Sterling. The company disclaims any obligation to update the statements as circumstances change.

Millions, except percentages and per-share amounts	Q4'12 Outlook	Implied 2012 Outlook
Total billings	$112 – 117	$359.5 – 364.5
Appliance billings (% of total billings)	7 – 8%	7 – 8%
Revenues	$90 – 92	$359.8 – 361.8
Non-GAAP gross profit margin	83 – 84%	84 – 85%
Non-GAAP operating margin	16 – 18%	19 – 20%
Non-GAAP earnings per diluted share	$0.32 – 0.35	$1.50 – 1.53
Non-GAAP effective tax rate	19%	19%
Average diluted shares outstanding	37.0 – 37.5	37.0 – 37.5
Cash flow from operations	$8.0 – 11.0	$45.8 – 48.8
Capital expenditures	$3.0 – 3.5	$12.5 – 13.0
Cash taxes (net of refunds)	$3.0 – 4.0	$28.0 – 29.0

Additionally, outlook ranges for 2012 reflect:

•	Billings-based non-GAAP operating margin of 20 to 22 percent.

•	Expected stock repurchases in the fourth quarter of approximately $5 million to more closely align with expected cash flow.

•	Non-cash items related to the recognition of revenue and costs associated with pre-2011 appliance billings:

◦
Remaining deferred revenue of $3.9 million from pre-2011 appliance billings (as of September 30, 2012) that will continue to be recognized ratably according to the original subscription periods, including $1.2 million to be recognized in the fourth quarter of 2012 (compared with $2.1 million in the fourth quarter of 2011).

◦
Remaining deferred costs of $1.9 million from pre-2011 appliance billings (as of September 30, 2012) that will continue to be recognized ratably according to the original subscription periods, including $0.5 million to be recognized in the fourth quarter of 2012 (compared with $1.0 million in the fourth quarter of 2011).

◦
On January 1, 2011, Websense was required to adopt Accounting Standards Update (ASU) 2009-13 (Multiple Deliverable Revenue Arrangements) and ASU 2009-14 (Certain Revenue Arrangements that Include Software Elements), which require the immediate recognition of appliance revenues upon sale. Prior to January 1, 2011, the company recognized revenue and costs from appliance sales ratably according to the original subscription terms. The schedules below summarize the actual and expected recognition of remaining deferred appliance revenues and costs by quarter for 2011 and 2012:

2011 Summary of Amounts Related to pre-2011 Appliance Sales

		2011 Recognition Schedule (actual)
Millions	Deferred balances as of 12/31/10 (actual)	Q1'11	Q2'11	Q3'11	Q4'11	2011	Remaining deferred balances as of 12/31/11 (actual)
Revenue	$20.0	$3.5	$3.2	$2.6	$2.1	$11.4	$8.6
Costs	$9.2	$1.6	$1.5	$1.1	$1.0	$5.2	$4.0

2012 Summary of Amounts Related to pre-2011 Appliance Sales

		2012 Recognition Schedule
Millions	Deferred balances as of 12/31/11 (actual)	Q1'12 (actual)	Q2'12 (actual)	Q3'12 (actual)	Q4'12 (expected)	2012 (expected)	Remaining deferred balances as of 12/31/12 (expected)
Revenue	$8.6	$1.7	$1.6	$1.4	$1.2	$5.9	$2.7
Costs	$4.0	$0.8	$0.7	$0.6	$0.5	$2.6	$1.4

Conference Call Details
Management will host a conference call and simultaneous webcast to discuss the financial results and outlook today, October 23, at 2 p.m. Pacific Daylight Time. To participate in the conference call, investors should dial (866) 757-5630 (domestic) or 707-287-9356 (international) 10 minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed at www.websense.com/investors. An archive of the webcast will be available on the company's website through December 31, 2012, and a recorded replay of the call will be available for one week at (855) 859-2056 and (404) 537-3406, pass code 33392987.

Non-GAAP Financial Measures
This news release provides financial measures for non-GAAP gross profit, operating expenses, operating margin, income from operations, provision for income taxes, net income, and diluted earnings per share that are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding performance that enhances management's and investors' ability to evaluate the company's operating results, trends, and prospects and to compare current operating results with historic operating results. Reconciliations of the GAAP and non-GAAP financial measures for the third quarters of 2012 and 2011 are provided at the end of this news release.

This news release also includes financial measures for various categories of billings, billings operating margin and other billings-related measures that are not numerical measures that can be calculated in accordance with GAAP. Billings-based non-GAAP operating margin is calculated like revenue-based non-GAAP operating margin, but uses billings as the top-line measure and excludes deferred appliance costs to match current period sales activities with current period costs. Websense provides these measurements in reporting financial performance because these measurements provide a consistent basis for understanding the company's sales activities in the current period. The company believes that these measurements are useful to investors because the GAAP measurements of revenues and deferred revenue in the current period include subscription contracts commenced in prior periods. The roll forward of deferred revenue (which includes billings and revenues) for the third quarter of 2012 is set forth at the end of this news release.

About Websense, Inc.
Websense, Inc. (NASDAQ: WBSN), a global leader in unified web security, email security, mobile security, and data loss prevention (DLP) solutions, delivers the best content security for modern threats at the lowest total cost of ownership to tens of thousands of enterprise, mid-market and small organizations around the world. Distributed through a global network of channel partners and delivered as software, appliance and Security-as-a-Service (SaaS), Websense content security solutions help organizations leverage web 2.0 and cloud communication, collaboration, and social media while protecting from advanced persistent threats, preventing the loss of confidential information and enforcing internet use and security policies. Websense is headquartered in San Diego, California with offices around the world. For more information, visit www.websense.com.

Follow Websense on Twitter: www.twitter.com/websense.

Join the discussion on Facebook: www.facebook.com/websense.

# # #

This news release contains forward-looking statements that involve risks, uncertainties, assumptions, and other factors which, if they do not materialize or prove correct, could cause Websense's results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including financial estimates; the statements of Gene Hodges; statements about our expected success selling products; statements about the effectiveness of our products; billings, revenues, and growth trends; statements regarding expected repurchases of our common stock; and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. The potential risks and uncertainties that contribute to the uncertain nature of these statements include, among others, risks associated with customer acceptance of the company's products and services, product performance, launching new product offerings, products and fee structures in a changing market, the success of Websense's brand development efforts, the volatile and competitive nature of the internet and security industries, changes in domestic and international market conditions (including in continental Europe), fluctuations in currency exchange rates and impacts of macro-economic conditions on our customers, ongoing compliance with the covenants in the company's credit facility, changes in accounting interpretations, and the other risks and uncertainties described in Websense's public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

The following financial information should be read in conjunction with the audited financial statements and notes thereto, included in Websense Inc.'s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as the interim financial statements and notes thereto included in Websense's Quarterly Reports on Form 10-Q. Certain reclassifications have been made for consistent presentation.

Websense, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Software and service	$82,285	$81,803	$245,992	$243,057
Appliance	8,078	10,308	23,769	28,393
Total revenues	90,363	92,111	269,761	271,450
Cost of revenues:
Software and service	11,643	10,234	33,918	30,993
Appliance	3,337	4,665	9,929	13,661
Total cost of revenues	14,980	14,899	43,847	44,654
Gross profit	75,383	77,212	225,914	226,796
Operating expenses:
Selling and marketing	35,661	38,445	112,226	121,285
Research and development	15,786	15,084	46,745	43,556
General and administrative	10,132	9,969	30,960	30,922
Total operating expenses	61,579	63,498	189,931	195,763
Income from operations	13,804	13,714	35,983	31,033
Interest expense	(644)	(374)	(1,943)	(1,167)
Other income (expense), net	(81)	204	(221)	1,530
Income before income taxes	13,079	13,544	33,819	31,396
Provision for income taxes	4,628	5,426	19,278	10,777
Net income	$8,451	$8,118	$14,541	$20,619

Basic net income per share	$0.23	$0.21	$0.39	$0.51
Diluted net income per share	$0.23	$0.20	$0.39	$0.50
Weighted average shares — basic	36,457	39,575	37,010	40,081
Weighted average shares — diluted	36,782	40,428	37,590	41,273

Financial Data:
Total deferred revenue	$370,739	$369,750	$370,739	$369,750

Websense, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,602	$76,201
Accounts receivable, net	54,436	80,147
Income tax receivable / prepaid income tax	2,187	738
Current portion of deferred income taxes	30,234	30,021
Other current assets	11,589	13,793
Total current assets	156,048	200,900
Cash and cash equivalents – restricted	640	628
Property and equipment, net	18,617	16,832
Intangible assets, net	20,058	26,412
Goodwill	372,445	372,445
Deferred income taxes, less current portion	8,670	8,599
Deposits and other assets	7,348	8,622
Total assets	$583,826	$634,438
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,404	$9,026
Accrued compensation and related benefits	23,358	22,770
Other accrued expenses	11,722	16,534
Current portion of income taxes payable	1,533	3,187
Current portion of deferred tax liability	86	86
Current portion of deferred revenue	231,576	250,597
Total current liabilities	274,679	302,200
Other long term liabilities	2,256	2,600
Income taxes payable, less current portion	10,308	11,955
Secured loan	68,000	73,000
Deferred tax liability, less current portion	2,512	2,501
Deferred revenue, less current portion	139,163	142,437
Total liabilities	496,918	534,693
Stockholders’ equity:
Common stock	577	568
Additional paid-in capital	434,089	415,573
Treasury stock, at cost	(431,290)	(385,544)
Retained earnings	86,788	72,247
Accumulated other comprehensive loss	(3,256)	(3,099)
Total stockholders’ equity	86,908	99,745
Total liabilities and stockholders’ equity	$583,826	$634,438

Websense, Inc.
Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Nine Months Ended September 30,
	2012	2011
Operating activities:
Net income	$14,541	$20,619
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,133	19,716
Share-based compensation	14,675	14,433
Deferred income taxes	—	(360)
Unrealized loss (gain) on foreign exchange	412	(47)
Excess tax benefit from share-based compensation	(532)	(2,267)
Changes in operating assets and liabilities:
Accounts receivable	26,760	21,149
Other assets	2,412	470
Accounts payable	(3,437)	2,244
Accrued compensation and related benefits	451	533
Other liabilities	(3,761)	(3,385)
Deferred revenue	(22,297)	(24,575)
Income taxes payable and receivable/prepaid	(6,559)	8,722
Net cash provided by operating activities	37,798	57,252
Investing activities:
Change in restricted cash and cash equivalents	(20)	33
Purchase of property and equipment	(9,576)	(7,176)
Purchase of intangible assets	—	(500)
Net cash used in investing activities	(9,596)	(7,643)
Financing activities:
Proceeds from secured loan	—	87,000
Principal payments on secured loan	(5,000)	(81,000)
Principal payments on capital lease obligation	(587)	(569)
Proceeds from exercise of stock options	2,257	14,461
Proceeds from issuance of common stock for stock purchase plan	3,595	3,446
Excess tax benefit from share-based compensation	532	2,267
Tax payments related to restricted stock unit issuances	(2,830)	(2,824)
Purchase of treasury stock	(44,674)	(73,998)
Net cash used in financing activities	(46,707)	(51,217)
Effect of exchange rate changes on cash and cash equivalents	(94)	(232)
Decrease in cash and cash equivalents	(18,599)	(1,840)
Cash and cash equivalents at beginning of period	76,201	77,390
Cash and cash equivalents at end of period	$57,602	$75,550
Cash paid during the period for:
Income taxes including interest and penalties, net of refunds	$25,385	$5,045
Interest	$1,746	$968
Non-cash financing activities:
Change in operating assets and liabilities for unsettled purchase of treasury stock and exercise of stock options	$(1,583)	$994

Websense, Inc.
Rollforward of Deferred Revenue
(Unaudited and in thousands)

Deferred revenue balance at June 30, 2012	$379,606
Net billings during third quarter 2012	81,498
Less revenue recognized during third quarter 2012	(90,363)
Translation adjustment	(2)
Deferred revenue balance at September 30, 2012	$370,739

Websense, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

GAAP Gross profit	$75,383	$77,212	$225,914	$226,796
Amortization of acquired technology (2)	539	646	1,617	1,937
Share-based compensation (1)	238	276	883	829
Gross profit adjustment	777	922	2,500	2,766
Non-GAAP Gross profit	$76,160	$78,134	$228,414	$229,562

GAAP Operating expenses	$61,579	$63,498	$189,931	$195,763
Amortization of other intangible assets (2)	(1,512)	(3,159)	(4,535)	(9,479)
Share-based compensation (1)	(4,192)	(4,004)	(13,792)	(13,605)
Operating expense adjustment	(5,704)	(7,163)	(18,327)	(23,084)
Non-GAAP Operating expenses	$55,875	$56,335	$171,604	$172,679

GAAP Income from operations	$13,804	$13,714	$35,983	$31,033
Gross profit adjustment	777	922	2,500	2,766
Operating expense adjustment	5,704	7,163	18,327	23,084
Non-GAAP Income from operations	$20,285	$21,799	$56,810	$56,883

GAAP Provision for income taxes	$4,628	$5,426	$19,278	$10,777
Provision for income taxes adjustment (3, 5)	(900)	(1,592)	(8,861)	(153)
Non-GAAP Provision for income taxes	$3,728	$3,834	$10,417	$10,624

GAAP Net income	$8,451	$8,118	$14,541	$20,619
Gross profit adjustment	777	922	2,500	2,766
Operating expense adjustment	5,704	7,163	18,327	23,084
Amortization of deferred financing fees (4)	59	60	178	179
Provision for income tax adjustment	900	1,592	8,861	153
Non-GAAP Net income	$15,891	$17,855	$44,407	$46,801

GAAP Net income per diluted share	$0.23	$0.20	$0.39	$0.50
Non-GAAP adjustments as described above per share, net of tax (1-5)	0.20	0.24	0.79	0.63
Non-GAAP Net income per diluted share	$0.43	$0.44	$1.18	$1.13

(1) Share-based compensation. Consists of non-cash expenses for employee stock options, restricted stock units and our employee stock purchase plan determined in accordance with the fair value method of accounting for share-based compensation. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
(2) Amortization of acquired technology and other intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
(3) Non-GAAP effective tax rate. The company's annual non-GAAP effective tax rate is calculated by dividing the company's estimated annual non-GAAP tax expense by its estimated annual non-GAAP taxable income. The company's estimated non-GAAP taxable income is determined by adjusting its estimated GAAP taxable income for its non-GAAP adjustments on a country-by-country basis. The company determines its annual estimated non-GAAP tax expense by adding together the estimated non-GAAP tax expense for each country based on each country's applicable tax rate. The company determines its interim non-GAAP effective tax expense in accordance with the general principles of ASC 740, Accounting for Income Taxes. In 2012, the company's effective tax rate is based on the company's anticipated long term annual non-GAAP tax expense divided by the company's long term annual non-GAAP taxable income on a country by country basis.
(4) Amortization of deferred financing fees. This is a non-cash charge that is disregarded by the company's management when evaluating our ongoing performance and/or predicting our earnings trends, and is excluded by us when presenting our non-GAAP financial measures. Further, we believe it is useful to investors to understand the specific impact of this charge on our operating results.
(5) Tax related adjustments from other discrete items. This amount represents the non-recurring tax effect from the transfer of customer relationship intangible assets and the related deferred tax liabilities from a higher tax rate jurisdiction to a lower tax rate jurisdiction. The tax benefit is reflected in the first quarter of 2011 upon the completion of our global distribution restructuring and is not expected to recur.

Websense, Inc.
Non-GAAP Billings Operating Margin Reconciliations
(Unaudited and in thousands, except percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011

Billings:
Software and service billings	$74,585	91.5%	$76,332	90.5%	$227,631	92.0%	$226,896	91.9%
Appliance billings	6,913	8.5%	7,983	9.5%	19,839	8.0%	19,981	8.1%
Total billings	81,498	100.0%	84,315	100.0%	247,470	100.0%	246,877	100.0%

Non-GAAP Cost of billings:
Software and service cost of billings	10,866	14.6%	9,312	12.2%	31,418	13.8%	28,227	12.4%
Appliance cost of billings (1)	2,716	39.3%	3,553	44.5%	7,842	39.5%	9,512	47.6%
Non-GAAP Cost of billings	13,582	16.7%	12,865	15.3%	39,260	15.9%	37,739	15.3%

Non-GAAP Gross margin:
Software and service gross margin	63,719	85.4%	67,020	87.8%	196,213	86.2%	198,669	87.6%
Appliance gross margin	4,197	60.7%	4,430	55.5%	11,997	60.5%	10,469	52.4%
Non-GAAP Gross margin	67,916	83.3%	71,450	84.7%	208,210	84.1%	209,138	84.7%

Non-GAAP Operating expenses:
Selling and marketing	32,627	40.0%	33,953	40.3%	102,370	41.4%	107,494	43.5%
Research and development	14,689	18.0%	14,123	16.7%	43,206	17.4%	40,669	16.5%
General and administrative	8,559	10.5%	8,259	9.8%	26,028	10.5%	24,516	9.9%
Non-GAAP Operating expenses	55,875	68.5%	56,335	66.8%	171,604	69.3%	172,679	69.9%

Non-GAAP Billings operating margin	$12,041	14.8%	$15,115	17.9%	$36,606	14.8%	$36,459	14.8%

(1) Excluding appliance expenses associated with pre-2011 appliance sales.

The non-GAAP financial measures included in the tables above and in the tables on the preceding page are non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP net income per share, billings, non-GAAP cost of billings, non-GAAP gross margin and non-GAAP billings operating margin which adjust for the following items: acquisition related adjustments, share-based compensation expense, amortization of intangible assets, deferred expenses and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the company's operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the company's operating results, as well as when planning, forecasting and analyzing future periods. The annual operating plan approved by our Board of Directors is based upon non-GAAP financial measures and our management incentive plans also use non-GAAP financial measures as performance objectives. We believe that these non-GAAP financial measures also facilitate comparisons of the company's performance to prior periods and to our peers and that investors benefit from an understanding of these non-financial measures.